EXHIBIT 99

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Aztar Corporation (the "Company") for the quarterly period ended April 3, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Paul E. Rubeli, as Chief Executive Officer of the Company, and Robert M. Haddock, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PAUL E. RUBELI
Name:  Paul E. Rubeli
Title: Chairman of the Board and
       Chief Executive Officer
Date:  May 6, 2003

ROBERT M. HADDOCK
Name:  Robert M. Haddock
Title: President and
       Chief Financial Officer
Date:  May 6, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Aztar Corporation and will be retained by Aztar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.